UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 21, 2020

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware		1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. employer identification no.)

383 Madison Avenue,
New York,	New York		10179
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 270-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	JPM	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 6.10% Non-Cumulative Preferred Stock, Series AA	JPM PR G	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 6.15% Non-Cumulative Preferred Stock, Series BB	JPM PR H	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 5.75% Non-Cumulative Preferred Stock, Series DD	JPM PR D	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 6.00% Non-Cumulative Preferred Stock, Series EE	JPM PR C	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.75% Non-Cumulative Preferred Stock, Series GG	JPM PR J	The New York Stock Exchange
Alerian MLP Index ETNs due May 24, 2024	AMJ	NYSE Arca, Inc.
Guarantee of Callable Step-Up Fixed Rate Notes due April 26, 2028 of JPMorgan Chase Financial Company LLC	JPM/28	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Messrs. James A. Bell and Laban P. Jackson, Jr., who served as directors of the Firm since 2011 and 2004 respectively, retired from the Board on the eve of the 2020 annual meeting.

In connection with the retirements of Messrs. Bell and Jackson, the Board of Directors appointed Timothy P. Flynn as Chair of the Audit Committee, succeeding Mr. Bell, and appointed Todd A. Combs and Michael A. Neal as members of the Audit Committee. Messrs. Combs and Neal stepped down from the Public Responsibility Committee and Risk Committee, respectively.  James S. Crown was appointed as Chair of the Public Responsibility Committee, succeeding Mr. Flynn.
Virginia M. Rometty was elected as a director at the Firm’s 2020 Annual Meeting.  Mrs. Rometty serves as the Executive Chairman of International Business Machines Corporation.

A copy of the Firm’s press release dated May 19, 2020 is attached as Exhibit 99.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) Registrant held its Annual Meeting of Shareholders on Tuesday, May 19, 2020; 2,598,047,436
shares were represented in person or by proxy, or 85.28% of the total shares outstanding.

(b) The results of the shareholder voting on the proposals presented were as follows:

MANAGEMENT PROPOSALS

Proposal 1 - Shareholders elected the 10 director nominees named in the Proxy Statement. All director nominees received at least 84.66% of the votes cast.

Name	For	Against	Abstain	Broker Non-Votes
Linda B. Bammann	2,201,523,301	8,389,639	3,843,501	384,290,995
Stephen B. Burke	2,073,885,065	134,116,730	5,754,646	384,290,995
Todd A. Combs	2,178,575,134	30,768,829	4,412,478	384,290,995
James S. Crown	2,182,488,020	26,775,462	4,492,959	384,290,995
James Dimon	2,094,758,820	105,759,914	13,238,707	384,290,995
Timothy P. Flynn	2,184,620,197	24,133,968	5,002,276	384,290,995
Mellody Hobson	2,162,227,368	47,506,248	4,022,825	384,290,995
Michael A. Neal	2,190,257,385	18,942,210	4,556,846	384,290,995
Lee R. Raymond	1,866,939,860	338,338,133	8,478,448	384,290,995
Virginia M. Rometty	2,184,977,160	24,522,790	4,256,491	384,290,995

Proposal 2 - Shareholders approved the Advisory Resolution to Approve Executive Compensation

For	Against	Abstain	Broker Non-Votes
2,028,865,123	170,946,757	13,944,561	384,290,995
91.65%	7.72%	0.63%

Proposal 3 - Shareholders ratified the appointment of PricewaterhouseCoopers LLP as Registrant's independent registered public accounting firm for 2020

For	Against	Abstain	Broker Non-Votes
2,486,862,246	105,350,097	5,835,093	0
95.72%	4.05%	0.22%

SHAREHOLDER PROPOSALS

Proposal 4 - Shareholders did not approve the proposal on Independent Board Chairman

For	Against	Abstain	Broker Non-Votes
923,626,265	1,279,128,036	11,002,140	384,290,995
41.72%	57.78%	0.50%
Proposal 5 - Shareholders did not approve the proposal on Oil and Gas Company and Project Financing Related to the Arctic and the Canadian Oil Sands

For	Against	Abstain	Broker Non-Votes
329,403,445	1,840,624,953	43,728,043	384,290,995
14.88%	83.14%	1.98%
Proposal 6 - Shareholders did not approve the proposal on Climate Change Risk Reporting

For	Against	Abstain	Broker Non-Votes
1,076,902,607	1,093,448,163	43,405,671	384,290,995
48.65%	49.39%	1.96%
Proposal 7 - Shareholders did not approve the proposal on Amend Shareholder Written Consent Provisions

For	Against	Abstain	Broker Non-Votes
240,417,471	1,958,697,444	14,641,526	384,290,995
10.86%	88.48%	0.66%
Proposal 8 - Shareholders did not approve the proposal on Charitable Contributions Disclosure

For	Against	Abstain	Broker Non-Votes
56,147,628	2,137,983,839	19,624,974	384,290,995
2.54%	96.58%	0.89%
Proposal 9 - Shareholders did not approve the proposal on Gender/Racial Pay Equity

For	Against	Abstain	Broker Non-Votes
207,637,037	1,889,996,410	116,122,994	384,290,995
9.38%	85.38%	5.25%
Item 9.01 Financial Statements and Exhibits

(d)    Exhibit

Exhibit No.	Description of Exhibit

99.1	JPMorgan Chase & Co Press Release dated May 19, 2020
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Molly Carpenter
Molly Carpenter
Corporate Secretary

Dated:	May 21, 2020

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